Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2002 Equity Incentive Plan of LeapFrog Enterprises, Inc. of our report dated February 4, 2004, with respect to the consolidated financial statements and schedule of LeapFrog Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with Securities and Exchange Commission.

San Francisco, California	/s/ Ernst & Young LLP
July 28, 2004